  EXHIBIT 4.3

Form of Warrant

THE ISSUANCE OF THIS WARRANT AND THE SHARE ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (REGISTRATION NO. 333-274682). THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO ITS EXPIRATION DATE.

COMMON STOCK PURCHASE WARRANT

CROWN EQUITY HOLDINGS, INC.

Holder Name:	Amount of Warrants:	Warrant No.:

THIS CERTIFIES THAT, for value received, _______________________ or its registered assigns, is entitled to purchase from Crown Equity Holdings, Inc. (the “Company”), a Nevada corporation, whose shares of Common Stock (defined below), at any time or from time to time during the period specified in Paragraph 2 hereof, ________________________ fully paid and non-assessable shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), at an exercise price per whole share equal to Ten Dollars ($10.00) (the “Exercise Price”) payable in lawful money of the United States of America upon surrender of this Warrant and payment of the Exercise Price at the office of the Company, subject to the conditions set forth herein. The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder. The term “Warrants” means this Warrant and other of these Warrants issued pursuant to the Company’s S-1 filing, effective ____________ __, 2023, with the same Exercise Price, and the same Expiration Date (as defined in Paragraph 2.)

This Warrant is subject to the following terms, provisions, and conditions:

1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check, or by wire transfer for the account of the Company of the Exercise Price for the number of Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. A book account at the Company’s transfer agent shall be created for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be set up for the holder hereof within a reasonable time, but not exceeding five business days, after this Warrant shall have been so exercised. The book account so created shall be registered in the name of such holder, or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of creation of the holder’s book account, or book accounts as designated by the holder, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

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Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company) subject to a limitation on conversion or exercise analogous to the limitation contained herein and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without the written consent of the holder hereof and the Company.

2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered pursuant to the terms hereof and before 5:00 P.M., Las Vegas, Nevada time on December 31, 2025 (the “Exercise Period”).  If the Warrant is not exercised by the end of the Exercise Period, the Warrant shall become void.

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(c) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

(d) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

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4. Warrant Holder Not Deemed A Stockholder. The Holder of this Warrant shall not be deemed a holder of share(s) of the Company’s common stock for any purpose. nor shall anything contained in this Warrant be construed to confer upon the Holder any of the rights of a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any Common Shares of the Company.

5. Re-issuance / Replacement Of Warrants. (a) Upon receipt by the Company of evidence, reasonably satisfactory to the Company, of the loss, theft, destruction, or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant; (b) This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company for a new Warrant(s) of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

6. Dispute Resolution. In the case of a dispute as to the determination of the arithmetic calculation of the Warrant Share(s), the Company shall submit the disputed determinations or arithmetic calculations within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. “Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in The City of Las Vegas are authorized or required by law to remain closed.

7. Governing Law. THIS WARRANT SHALL BE ENFORCED, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN COUNTY OF CLARK, AT LAS VEGAS, NEVADA, WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

8. Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

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9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 11226 Pentland Downs Street Las Vegas, Nevada 89141, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Address of the Warrant holder: _________________ __________________ ____________. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

10. Miscellaneous. (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof; (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

This Warrant shall not be valid unless countersigned by the Company with seal.

Crown Equity Holdings, Inc.

By: _______________________________

Name: _____________________________

Title: ______________________________

Date: ______________________________

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FORM OF EXERCISE NOTICE

Election to Purchase to Purchase Common shares of CROWN EQUITY HOLDINGS, INC.

The undersigned holder hereby irrevocably elects to exercise the right, represented by Warrant No. _____________, to receive ________________________ shares of the common stock of Crown Equity Holdings, Inc. (“Common Stock”), and herewith tenders payment for such shares, to the order of Crown Equity Holdings, Inc. (the “Company”) in the amount of the number of shares to be purchased multiplied by the Exercise Price of the Warrant which is $10.00, and is $________________________. The undersigned requests that the share or shares of Common Stock be registered in the name of, as written below, and that such shares of Common Stock be delivered. If said number of shares of Common Stock elected to be purchased is less than all of the shares of Common Stock purchasable under Warrant No. ________________, the undersigned requests that a new form of Warrant representing the remaining balance of such right to purchase shares of Common Stock be registered in the name and that such Warrant be delivered to holder or holder’s designee.

Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the holder of this Warrant submitting on this Exercise Notice.

Date: ______________________

Signature of Registered Holder

By:
Name:
Title:

Name and address of registrant of shares to be received.

Name: ________________________________

Address: ______________________________

              _______________________________

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ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice dated ___________ ___, 202___, and will direct its transfer agent, Signature Stock Transfer, Inc. to issue the above indicated number of shares of Common Stock.

Crown Equity Holdings, Inc.

By:
Name:
Title:

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